Annual Shareholders Meeting 17 May 2017 Exhibit 99.1

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including, but not limited to: •The credit and concentration risks of our lending activities; •Changes in general economic conditions, either nationally or in our market areas; •Competitive market pricing factors and interest rate risks; •Market interest rate volatility; •Investments in new branches and new business opportunities; •Balance sheet (for example, loans) concentrations; •Fluctuations in demand for loans and other financial services in our market areas; •Changes in legislative or regulatory requirements or the results of regulatory examinations; •The ability to recruit and retain key management and staff; •Risks associated with our ability to implement our expansion strategy and merger integration; •Stability of funding sources and continued availability of borrowings; •Adverse changes in the securities markets; •The inability of key third-party providers to perform their obligations to us; •Changes in accounting policies and practices and the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; and •These and other risks as may be detailed from time to time in our filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results in 2017 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating results, financial condition and stock price performance. Safe Harbor

NASDAQ Ticker symbol: PUB Russell 2000 IndexIncluded since 2015 Total Assets$1.72 billion Loans held for investment$1.15 billion Deposits$1.47 billion Tangible BV per share$13.04 IPO share price – June 2015$14.50 Closing share price **$25.95 Market cap **$465 million ** Based on closing stock price @ May 3, 2017 Financial information as of and for the quarter ended March 31, 2017. Additional information is available at www.peoplesutah.com People’s Utah Bancorp Overview

People’s Utah Bancorp (“PUB”) is the largest community-bank holding company in Utah. Its wholly owned subsidiary, People’s Intermountain Bank (“PIB”), has four divisions: Franchise Overview BAF and LSB have over 100 years of operating history

Presidents of PIB Divisions

Our Target Markets

New Bountiful Utah Branch A new branch will open in Bountiful, Utah on Friday, May 19, 2017

New Preston Idaho Branch A second branch is currently under construction and will open in Preston, Idaho in July 2017

Financial / Operating Highlights Note: Financial information as of and for the quarters are unaudited.

Net Income

Diluted Earnings per Share

Return on Average Assets

Return on Average Equity

Dividends per Share (1) (1) Prior to 2015, we declared dividends prior to the end of the year. We began declaring quarterly dividends in 2015 after the quarter-end.

Asset Quality

PUB’s strategy is to preserve the community-banking model with legacy bank names and people, while consolidating regulatory and back-office functions to gain efficiencies. Continue to Grow Organically Increase share in current markets and enter new markets Two new branches open in the first half of 2017 – one branch in Bountiful, north of Salt Lake City and the other branch in Preston, Idaho Capitalize on expertise in real-estate loans Grow and Diversify our Loan Portfolio Expand C&I lending and SBA lending Grow the Leasing Division with emphasis on full-service lease operations Strategy / Model - Moving Forward

Continue Improving Operating Efficiencies Manage cost structure to further enhance earnings Operation model is scalable Up-to-date technology and experienced team – mobile and online banking Hire Additional Motivated and Service-Oriented Personnel Seek talented individuals living in our current and prospective market areas Strong Risk Management and Capital Levels Identify and evaluate risks and trends and adopt strategies to manage such risks Strategy / Model – Moving Forward (Cont.)

Growth through Mergers and Acquisitions Community-banking & financial-services environment provides opportunities No non-FDIC-assisted M & A activity in Utah since 2008 other than our LSB merger. PUB is a successful acquirer as evidenced by successful LSB merger Good working relationships with our regulators Strategy / Model - Moving Forward (Cont.)

Growth Opportunities Hiring people / teams Opening new branches in our market Branch acquisition opportunities Whole-bank opportunities in Utah Whole-bank opportunities in surrounding states Non-bank acquisition opportunities

We continue to track 5 Corporate Goals outlined in our 2013 – 2017 Strategic Plan with measurable metrics: Risk Profile Profitability Business Growth Associates Stakeholder Value In our Board Strategic Retreat this week we will adopt a new four-year plan covering 2017 – 2020 which may vary the above goals. Achievement of our Goals

We have 4 strategies we focus on in 2016-2017: Digitizing the Loan Process Commercial Deposit Growth Future Market Opportunities Good-to-Great Customer Service – Full implementation New Strategies will be implemented for 2017-2018 Board and Management Accountability Management teams meet quarterly and rate performance on goals and strategies Annually management meets to review vision, goals and strategies. Annually Board approves goals and strategies. Execution of our Strategies

Retiring Board Members Mel Kirkham Served from 2003 to December 2016 Chair of Compensation Committee Advisor to Audit Committee Member of Director Loan Committee Blaine Gunther Served from 1990 to May 2017 Member of Nominating & Governance Committee Member of Director Loan Committee William Marsh Served from 2015 to March 2017 Member of Nominating & Governance Committee Enterprise Risk Management Committee

New Board Members Len E. Williams Began March 2017 Jon Gunther To begin May 2017

CFO Succession Wolfgang T. N. Muelleck To retire 31 Dec. 2017. Will remain on board. Mark Olson Starts 1 Jul. 2017 as CFO of PIB, and on 1 Jan. 2018 as CFO of PUB.

CEO Succession Richard T. Beard To retire 2 Jan. 2018. Will remain on board. Len E. Williams Starts as Executive Vice President on 1 Sept. 2017, and as CEO on 2 Jan. 2018.